[GRAPHIC -- COMPANY LOGO]

Coopers & Lybrand L.L.P.               1301 Avenue of the Americas
a professional services firm           New York, New York
                                       10019-6013

                                       telephone (212) 259-1000
                                       facsimile (212) 259-1301





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of B.M.J. Financial Corp. and subsidiaries ("BMJFC") on Form S-3 (File No. 33-89986) and Forms S-8 (File Nos. 33-81250, 33-81252 and 33-81254) of our
report, which includes an explanatory paragraph due to BMJFC's change in method of accounting for loan loss reserves, securities and income taxes, dated January 22, 1996 on our audits of the consolidated financial statements of BMJFC as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the 1995 Annual Report on Form 10-K New York, New York March 26, 1996
















                    Coopers & Lybrand L.L.P. is a member of
                        Coopers & Lybrand International,
           a limited liability association incorporated in Switzerland